UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2001 Aliceanna Street, Baltimore, Maryland	21231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 522 - 5005

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On February 12, 2007, Osiris Therapeutics, Inc. announced six-month interim results for its Phase I/II double-blind study evaluating the safety and exploratory effectiveness of Chondrogen, a preparation of adult stem cells formulated for direct injection into the knee.  A total of 55 patients were treated in the Phase I/II, double-blind study evaluating the safety and exploratory effectiveness of CHONDROGEN, a preparation of adult stem cells formulated for direct injection into the knee.  At the six month time point, CHONDROGEN met its primary endpoint, demonstrating product safety.  The trial did not demonstrate that CHONDROGEN resulted in a statistically significant increase in the volume of meniscus as compared to placebo; however, an improvement in baseline cartilage and joint condition was noted in patients treated with the stem cell drug that was not seen in patients that received placebo.  An interim review of the data will be presented by C. Thomas Vangsness Jr., M.D. at the Stem Cell Summit in San Diego on February 13, 2007.  The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d)  Exhibits.

99.1	The Registrant’s press release dated February 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Osiris has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: February 12, 2007	By:	/s/ CARY J. CLAIBORNE
Cary J. Claiborne
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	The Registrant’s press release dated February 12, 2007